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                                                                   EXHIBIT 10.11

                                                                    CONFIDENTIAL


               BINDING LETTER OF INTENT & MEMORANDUM OF AGREEMENT

                                     BETWEEN

          LEXICON GENETICS INCORPORATED AND ARENA PHARMACEUTICALS, INC.

        This BINDING LETTER OF INTENT & MEMORANDUM OF AGREEMENT ("Agreement") is effective as of April 3, 2000 ("Effective Date") by and between Lexicon Genetics Incorporated ("Lexicon") and Arena Pharmaceuticals, Inc. ("Arena").

        Lexicon and Arena, as of the Effective Date, have agreed to both be bound by the following terms and conditions, with the understanding that Lexicon and Arena shall make a good faith effort to prepare and sign a final agreement ("Final Agreement") within forty-five (45) days of the Effective Date. The effective date of the Final Agreement shall be the Effective Date, and all terms and conditions set forth in the Agreement shall be incorporated into the Final Agreement.

        1.     SCOPE OF COLLABORATION

        The collaboration between Lexicon and Arena shall comprise two (2) components, a Feasibility Component [Section 1(A)] and an Alliance Component [Section 1(B)]:

               A.   FEASIBILITY COMPONENT

                    1. Arena Obligations. Arena shall, within fifteen (15) days of the Effective Date, provide to Lexicon two (2) human G protein coupled receptors (GPCR) that have been subjected to Arena's CART Technology, with one
(1) GPCR for which the endogenous ligand is known (the "Known GPCR"), and the other GPCR for which the endogenous ligand is not known (the "Orphan GPCR"). The receptors provided by Arena to Lexicon shall be in a form appropriate for use by Lexicon as contemplated herein. All costs and liability borne by Arena for Arena Obligations shall be the obligation of Arena. During the Feasibility Component, Arena shall use best reasonable commercial efforts to complete: development of screening assays comprising the Known GPCR and the Orphan GPCR; screening of Arena's internal chemical library using assays comprising the Known GPCR and the Orphan GPCR; and selection of at least one chemical compound for in vivo analysis ("In Vivo Compounds - Feasibility"). Arena shall use best reasonable commercial efforts to provide sufficient quantities of such In Vivo Compounds - Feasibility to Lexicon for in vivo analysis thereof, such in vivo analysis by Lexicon to be restricted exclusively to the animals of Section 1(A)(2).

                         (i). With respect to the Known GPCR, the Parties agree that the Known Receptor shall not be included within the Alliance Component of
                                Section 1(B), and that Lexicon shall have no rights to, inter alia, such Known Receptor or any assays comprising the Known Receptor or any chemical compounds developed by Arena (and/or any partner of Arena) using such Known Receptor.

                         (ii). With respect to the Orphan GPCR, the Parties agree that if the Alliance Component of Section 1(B) is initiated, then such Orphan Receptor shall be included as a part of


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                                the Alliance Component, with the exception that
                                if Arena enters into a licensing arrangement with a Third Party (where such licensing arrangement includes the Orphan Receptor) before Lexicon establishes the viability of any animal(s) whose genome comprises or excludes such Orphan Receptor, then the Orphan Receptor shall not be included as a part of the Alliance Component.

                    2. Lexicon Obligations. Lexicon shall utilize the two (2) GPCRs provided to it by Arena under Section 1(A)(1) in the application of Lexicon's Knock-In and Knock-Out Technology for the establishment of (i) heterozygous and homozygous gene-targeted mice whose genomes have been altered to include, for one set of mice, the CART Technology Known GPCR, and for another set of mice, mice whose genomes have been altered to exclude the mouse GPCR corresponding to the Known GPCR; and (ii) heterozygous and homozygous gene-targeted mice whose genomes have been altered to include, for one set of mice, the CART Technology Orphan GPCR, and for another set of mice, mice whose genomes have been altered to exclude the mouse GPCR corresponding to the Orphan GPCR. For each GPCR provided by Arena to Lexicon under this Section 1(A)(2), Lexicon shall use best reasonable commercial efforts to establish a sufficient number of offspring for evaluation of the effects, if any, of inclusion of the CART Technology GPCRs within the respective mouse genomes, or exclusion of the corresponding mouse GPCR from the respective mouse genomes. All costs and liability borne by Lexicon for Lexicon Obligations shall be the obligation of Lexicon.

                    3. Joint Evaluation. In the event that mice of Section 1(A)(2) are established, Lexicon shall: (i) evaluate and analyze the mice; (ii) provide Arena with a sufficient number of such mice, including an approximate equal number of male(s) and an approximate number of female(s) as maintained by Lexicon, if and when each gender is represented (but not more than 50% of the total mice established shall be provided to Arena) for Arena's evaluation and analysis; and (iii) conduct mutually-agreed to in vivo analysis of the In Vivo Compounds - Feasibility using such mice. The Parties shall jointly work together and share the results of their respective evaluations with each other. The objective of such evaluations and analyses shall be to determine the effect(s), if any, of the inclusion of the CART Technology Known GPCR receptor and/or the inclusion of the CART Technology Orphan GPCR receptor and/or the exclusion of the corresponding Known and Orphan GPCR mouse receptors, on the resulting mice. Each Party agrees to utilize reasonable efforts within a reasonable time frame to complete its evaluation and analysis, but in no event shall the respective evaluation and analysis exceed twelve (12) months from the birth of any gene-targeted mice of Section 1(A)(2). The Parties shall thereafter jointly discuss the results of the evaluations and analysis and determine, in good faith, whether to proceed to the Alliance Component of Section 1(B); to terminate the collaboration; or to jointly modify the collaboration. In the event that the Parties jointly decide to terminate the collaboration, the obligations of each Party of Section 1(A)(4)(ii) shall continue for a period of five (5) years from the date of such termination. The Parties agree to establish, in good faith, mutually acceptable criteria for the biological analyses to be conducted on the mice within ninety (90) days after the Effective Date, and to attach such criteria to the Final Agreement in the form of an appendix.

                    4. Joint Obligations. During the Feasibility Component, each Party shall:

                         (i) grant to the other a co-exclusive license under its applicable intellectual property and technology rights


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                                necessary to establish and use gene-targeted
                                mice based upon the CART Technology Known GPCR receptor and to establish and use gene-targeted mice based upon the CART Technology Orphan receptor, each as contemplated in Section 1(A)(1) herein; and

                         (ii) (a) Arena shall not license to any Third Party the right to make, have made, use, have used, sell, have sold its CART Technology to establish any mice whose genome comprises the CART Technology GPCRs of Section 1(A)(1), and

                                (b) Lexicon shall not establish for, nor license to, any Third Party (nor shall Lexicon itself make, have made, use, have used, sell, have sold, import into the United States or have imported into the United States) any animal whose genome comprises the CART Technology GPCRs of Section 1(A)(1), or transfer or sell an to any Third Party any animal whose genome comprises CART Technology GPCRs of Section 1(A)(1). Notwithstanding the above, Lexicon shall be permitted to independently develop genetically altered mice with endogenous versions of the GPCRs of Section 1(A)(1) for itself and with Third Parties.

                    5. Joint Rights. In the event that any gene-targeted mice of Section 1(A)(2) are established, each Party shall have an equal interest therein, subject to the following: (i) when a patent position is taken with respect to such mice or related gene targeted cells, Lexicon shall be responsible for the preparation and filing thereof (and Arena shall provide assistance in the preparation thereof), with costs to be split equally between Lexicon and Arena, and each Party shall be named as an assignee, irrespective of inventorship, with cost and fees associated with such preparation and filing to be borne equally by the Parties; (ii) neither Party shall commercialize in any manner the gene-targeted mice of Section 1(A)(2) without the express, written consent of the other; (iii) when a scientific presentation and/or paper is presented and/or published regarding the gene-targeted mice of Section 1(A)(2) or CART Technology GPCRs of Section 1(A)(1), the Parties, to the extent consistent with scientifically-accepted parameters, shall include employees of each Party as co-authors, and in all cases, reference shall be made to both Lexicon and Arena on all such presentations and/or papers; (iv) with respect to animals developed using CART Technology Known GPCR, Arena shall not sell nor license such animals to any Third Party; and (iv) with respect to animals developed using CART Technology Orphan Receptor, if the Orphan GPCR is not part of the Alliance Component, then Arena not sell not license such animals to any Third Party.

                    6.   Breeding Restrictions. The gene-targeted mice of
Section 1(A)(2) shall not be bred with any other mice whose genome has been altered (either by artificial means or by breeding-selection means) without the joint written agreement of the Parties. The Joint Rights of Section 1(A)(5) shall apply to the offspring of any breeding.

                    7. Transfer Restrictions. With respect to the gene-targeted mice of Section 1(A)(2), as well as any tissue derived therefrom, neither Party shall transfer any such


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mice, or any tissue derived therefrom, to any Third Party unless otherwise agreed to in writing by both Parties.

               B.   ALLIANCE COMPONENT

               To the extent that the Parties jointly agree to pursue the Alliance Component of the collaboration, the following shall apply:

                    1. Steering Committee. The Parties shall establish a Steering Committee comprised of three (3) employees from each Party (the selection of which being in the sole discretion of each Party with respect to its three employees as Members of the Steering Committee, and one (1) employee of each Party as an Alternate. The responsibilities and duties of the Steering Committee, Members and Alternates, with respect to the governance of the Alliance Component, shall be mutually agreed-to by the Parties in the Final Agreement. One example of a specific role for the Steering Committee shall be the prioritization of the Alliance GPCRs for application of CART Technology thereto and the development of gene-targeted mice based upon the CART Technology Alliance GPCRs.

                    2. Alliance GPCRs. During the term of the Agreement, each Party shall contribute an equal number of its unique and potentially pharmaceutically relevant GPCRs to the Alliance to establish an "Alliance Receptor Pool," with the number contributed by each Party to the Alliance Receptor Pool not exceeding (10) such that the total number of GPCRs in the Alliance Receptor Pool shall not be more than twenty (20). Each GPCR contributed to the Alliance Receptor Pool shall be exclusively utilized in accordance with the collaboration and shall not be licensed to any Third Party, except as expressly provided for herein. Notwithstanding the foregoing, Lexicon shall be permitted to independently develop genetically altered mice with endogenous versions of the GPCRs of this Section 1(B)(2) for itself and with Third Parties.

                    3. Arena Obligations. Arena shall apply its CART Technology to the Alliance Receptor Pool GPCRs in the order prioritized by the Steering Committee. Following application of CART Technology thereto, the CART Technology Alliance GPCRs provided by Arena to Lexicon shall be in a form appropriate for use by Lexicon as contemplated herein. All costs borne and liability by Arena for Arena Obligations shall be the obligation of Arena. For each Alliance Receptor Pool GPCR, and in the order established by the Steering Committee, Arena shall use best reasonable commercial efforts to complete prior to the establishment of the animals of Section 1(B)(4): development of screening assays comprising the CART Technology Alliance GPCR; screening of Arena's internal chemical library using assays comprising the CART Technology Alliance GPCR; and selection of at least one chemical compound for in vivo analysis ("In Vivo Compounds - Alliance"). Arena shall use best reasonable commercial efforts to provide sufficient quantities of such In Vivo Compounds - Alliance to Lexicon for in vivo analysis thereof, such in vivo analysis by Lexicon to be restricted exclusively to the animals of Section 1(B)(4).

                    4. Lexicon Obligations. Lexicon shall utilize the CART Technology Alliance GPCRs provided to it by Arena under Section 1(B)(2) in the application of Lexicon's Knock-In and Knock-Out Technology for the establishment of heterozygous and homozygous gene-targeted mice whose genomes have been altered using the CART Technology Alliance GPCRs as contemplated herein. For each CART Technology Alliance GPCR, Lexicon shall use best reasonable commercial efforts to establish a sufficient number of offspring for evaluation of the effects, if any, of utilization of the CART Technology Alliance GPCR as

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contemplated herein. All costs and liability borne by Lexicon for Lexicon
Obligations shall be the obligation of Lexicon.

                    5.   Joint Evaluation. In the event that Alliance mice of
Section 1(B)(2) are established, Lexicon shall: (i) evaluate and analyze the mice; (ii) provide Arena with a sufficient number of such mice, including an approximate equal number of male(s) and an approximate number of female(s) as maintained by Lexicon, if and when each gender is represented (but not more than 50% of the total mice established shall be provided to Arena) for Arena's evaluation and analysis; and (iii) conduct mutually-agreed to in vivo analysis of the In Vivo Compounds - Alliance using such mice.. The Parties shall jointly work together and share the results of their respective evaluations with each other. The objective of such evaluations and analyses shall be to determine the effect(s), if any, of the CART Technology Alliance GPCR(s) on the resulting mice. Each Party agrees to utilize reasonable efforts within a reasonable time frame to complete its evaluation and analysis, but in no event shall the respective evaluation and analysis exceed twelve (12) months from the birth of any mice of Section 1(B)(2). The Parties, via the Steering Committee, shall thereafter jointly discuss the results of the evaluations and analysis and determine, in good faith, the ability to proceed to the Licensing Component of
Section 2. The Parties agree to utilize the criteria for the biological analyses of Section 1(A)(3) for such.

                    6. Joint Obligations. During the Alliance Component, each Party shall:

                         (i) grant to the other a co-exclusive license under its applicable intellectual property and technology rights necessary to establish and use gene-targeted mice comprising CART Technology Alliance GPCRs; and

                         (ii) (a) Arena shall not license to any Third Party the right to make, have made, use, have used, sell, have sold its CART Technology to establish any mice whose genome comprises CART Technology GPCRs of Section 1(B)(2), and

                                (b) Lexicon shall not establish for, nor license to, any Third Party (nor shall Lexicon itself make, have made, use, have used, sell, have sold, import into the United States or have imported into the United States) any animal whose genome comprises CART Technology GPCRs, or transfer or sell an to any Third Party any animal whose genome comprises CART Technology GPCRs. Notwithstanding the above, Lexicon shall be permitted to independently develop genetically altered mice with endogenous versions of Alliance Receptor Pool GPCRs for itself and with Third Parties.

                    7. Joint Rights. In the event that any rights are established in the gene-targeted mice or related cells of Section 1(B)(2), each Party shall have an equal interest therein, subject to the following: (i) when a patent position is taken with respect to such mice or related targeted cells, Lexicon shall be responsible for the preparation and filing thereof (and Arena shall provide assistance in the preparation thereof), with costs to be split equally between Lexicon and Arena, and each Party shall be named as an assignee, irrespective of


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inventorship with cost and fees associated with such preparation and filing to be borne equally by the Parties; (ii) neither Party shall commercialize in any manner the gene-targeted mice of Section 1(B)(2) except in accordance with the provisions of Section 2; and (iii) when a scientific presentation and/or paper is presented and/or published regarding the gene-targeted mice of Section 1(B)(2) or activated GPCR receptors regarding Section 1(B)(2), the Parties, to the extent consistent with scientifically-accepted parameters, shall include employees of each Party as co-authors, and in all cases, reference shall be made to both Lexicon and Arena on all such presentations and/or papers.

                    8.   Breeding Restrictions. The gene-targeted mice of
Section 1(B)(2) shall not be bred with any other any other mouse whose genome has been altered (either by artificial means or by breeding-selection means) without the unanimous written agreement of the Steering Committee. The Joint Rights of Section 1(B)(7) shall apply to the offspring of any breeding.

                    9. Transfer Restrictions. With respect to the gene-targeted mice of Section 1(B)(2), as well as any tissue derived therefrom, neither Party shall transfer any such mice, or any tissue derived therefrom, to any Third Party, except in accordance with the provisions of Section 2.

        2.     ALLIANCE LICENSING PROGRAM

               A. EXCLUSIVITY OF ALLIANCE GPCRS The Parties acknowledge and agree that their respective and unique GPCRs provided to the collaboration, and any gene-targeted mice of Section 1(B)(2) comprising Alliance GPCRs, are to be exclusively reserved for the collaboration, including the licensing to a Third Party(ies) or including the use thereof in the development of any drug product discovered using a version of the GPCR that is subject to the collaboration of the Parties.

               B. ALLIANCE LICENSING PROGRAM Arena acknowledges and agrees that the core business of Lexicon includes, inter alia, the development of gene-targeted mice for drug target validation purposes, and Lexicon acknowledges and agrees that the core business of Arena includes, inter alia, the utilization and licensing of its CART Technology for the discovery and development of drug products; accordingly, the Parties agree that Arena shall have the exclusive right to negotiate, using best reasonable commercial efforts, and license (i) the activated Alliance GPCRs and, (ii) when requested, related mice of Section 1(B)(2) comprising CART Technology Alliance GPCRs (collectively, "Licensing Package") to Third Parties; provided, however, that Lexicon shall have the final decision as to the terms and conditions of the Licensing Package related to the gene-targeted mice. Lexicon shall provide Arena, upon request, with the necessary terms and conditions required by Lexicon to license such mice as part of such Licensing Package. Prior to the consummation of any such agreement, Arena, via the Steering Committee, shall submit to Lexicon the terms and conditions of any such Third Party license agreement for Lexicon's approval, such approval not to be unreasonably withheld. The Steering Committee shall be informed in writing on a regular basis, but no less frequent than once every two months, as to any such licensing activities on the part of Arena. To the extent required, both Arena and Lexicon shall be signatories to any license agreement with any Third Party licensee. The Parties agree to cooperate in the drafting of any such Third Party license to ensure protection of the intellectual property rights and technology of each Party.

               C. JOINT LICENSING BENEFIT Irrespective of whether or not a Licensing Package of Section 2 includes as a part thereof gene-targeted mice comprising CART


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Technology Alliance GPCRs or a product developed from Arena's internal efforts using such Alliance GPCRs, Arena and Lexicon shall share jointly and equally in the upfront fees, milestone and royalty payments of any agreement with a Third Party involving Alliance GPCRs. In the event that any agreement with a Third Party involves equity investment payments made by such Third Party to Arena, then with respect to the "premium amount" paid by a Third Party over the fair market value of each Arena share, or the premium amount paid by a Third Party over the last round of private financing if such equity is purchased at the time in which Arena exists as a private company, the Parties agree to discuss, in good faith, the sharing of any premium amount applicable to Alliance GPCRs. In the event that Arena initiates internal development of a pre-clinical and/or clinical compound(s) developed using an Alliance GPCR, then the Parties shall determine, in good faith, the joint funding by Arena and Lexicon for the development of such pre-clinical and/or clinical compound(s), and, based upon such joint funding, the distribution between Arena and Lexicon of any fees and revenue derived from the sale and/or licensing of such pre-clinical and/or clinical compound(s).

        3.     MISCELLANEOUS

               A. Both Lexicon and Arena further agree to cooperate, in good faith, in the completion of the Final Agreement. Irrespective of the completion of the Final Agreement, both Lexicon and Arena agree to be bound by the foregoing terms and to treat the terms and conditions of the Agreement as a legally binding contract with the rights, duties and obligations of each party set forth as above.

               B. Both Lexicon and Arena agree that the Agreement shall fully incorporate the terms and conditions of the Mutual Non-Disclosure Agreement between Lexicon and Arena, dated February 15, 2000.

               C. Both Lexicon and Arena shall jointly create a press release announcing the establishment of the Agreement within a reasonable time period after the Effective Date; in the event that either Party desires not to participate in a "joint" release, the other Party may itself issue the jointly created press release. The Parties acknowledge and agree that the joint press release of this Section 3(c) may be issued prior to completion of the Final Agreement.

        WHEREUPON, each party, having read and understood the foregoing, and agreeing to be bound by the terms and conditions herein, have caused this Agreement to be executed by their authorized agents as of the Effective Date.

     ARENA PHARMACEUTICALS, INC.                LEXICON GENETICS INCORPORATED

By:            /s/ Jack Lief                By:           /s/ Arthur T. Sands
        ----------------------------               -----------------------------


Name:          Jack Lief                    Name:         Arthur T. Sands
        ----------------------------               -----------------------------


Title:         President & CEO              Title:        President & CEO
        ----------------------------               -----------------------------

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